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               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Financial Highlights" in the Prospectuses and to the incorporation by reference in this Post-Effective Amendment No. 38 to the Registration Statement (Form N-1A) (No. 33-14363) of Delaware VIP Trust of our reports dated February 7, 2003, included in the 2002 Annual Reports to shareholders.

                                                          /s/ Ernst & Young, LLP

Philadelphia, Pennsylvania
April 28, 2003